Exhibit 32

CERTIFICATION PURSUANT TO
18 USC, SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of PNG Ventures, Inc. (the "Company") on Form 10-QSB for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), I, Mark L. Baum, Esq., the CEO of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to the best of my knowledge:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

PNG VENTURES, INC. (Registrant)
Date: May 31, 2005	By:	/s/ Mark L. Baum, Esq.

Mark L. Baum, Esq.
Chairman of the Board of Directors, CEO and CFO
(Principal Accounting Officer)